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                                                                    EXHIBIT 23.4
                                                                    ------------

         CONSENT OF SMITH, LANGE & PHILLIPS LLP, INDEPENDENT AUDITORS
         ------------------------------------------------------------

We consent to the reference to our firm under the caption "Experts" and to the use of our reports listed below, with respect to the financial statements of ASPECT, INC. included in the Registration Statement (Form S-3 No. 333-___________) and related Prospectus of Sylvan Learning Systems, Inc.
for the registration of 1,002,015 shares of its common stock.

                Fiscal Year             Report Dated
                --------------------  -----------------
                September 30, 1995    June 11, 1998
                September 30, 1996    December 10, 1996
                September 30, 1997    December 7, 1997

COMPANY NAME:  Smith, Lange & Phillips LLP
COUNTRY:       U.S.A.
DATE:          August 4, 1998